G5 Infrared, LLC

Report on Financial Statements

For the years ended December 31, 2024 and 2023

elliott davis

Independent Auditor's Report

To the Members
G5 Infrared, LLC
Hudson, New Hampshire

Opinion

We have audited the financial statements of G5 Infrared, LLC (the "Company"), which comprise the balance sheets as of December 31, 2024 and 2023, the related statements of operations, changes in members' equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are issued or available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Elliott Davis, PLLC

Charlotte, North Carolina
April 1, 2025

G5 Infrared, LLC

Balance Sheets

As of December 31, 2024 and 2023

	2024	2023
Assets		
Current assets		
Cash	$ 609,552	$ 715,774
Accounts receivable, net	2,683,283	2,608,009
Inventory	4,967,318	4,240,334
Prepaid expenses	222,619	155,915
Other current assets	90,574	-
Total current assets	8,573,346	7,720,032
Property and equipment, net	1,201,364	1,425,814
Noncurrent assets		
Right of use lease assets - operating leases	496,793	739,730
Security deposit	109,843	86,369
Intangible assets, net	324,865	417,683
Total noncurrent assets	931,501	1,243,782
Total assets	$ 10,706,211	$ 10,389,628
Liabilities and Members' Equity		
Current liabilities		
Accounts payable	$ 2,406,131	$ 1,174,975
Accrued expenses	259,714	891,237
Customer deposits	106,720	-
Warranty liability	131,699	175,553
Deferred revenue	196,400	-
Current portion of long-term debt	151,241	158,936
Current portion of operating lease liability	267,395	255,872
Total current liabilities	3,519,300	2,656,573
Long-term liabilities		
Long-term debt, net of current portion	41,667	203,324
Operating lease liability, net of current portion	279,349	546,745
Deferred state income taxes	16,950	83,000
Total long-term liabilities	337,966	833,069
Total liabilities	3,857,266	3,489,642
Members' equity	6,848,945	6,899,986
Total liabilities and members' equity	$ 10,706,211	$ 10,389,628

See Notes to Financial Statements

G5 Infrared, LLC

Statements of Operations

For the years ended December 31, 2024 and 2023

	2024	2023
Revenues	$ 15,091,058	$ 18,994,824
Cost of goods sold	9,629,259	10,561,771
Gross profit	5,461,799	8,433,053
Operating expenses		
Selling, general, and administrative	4,736,136	3,777,237
Depreciation and amortization	581,323	543,401
Total operating expenses	5,317,459	4,320,638
Income from operations	144,340	4,112,415
Other income (expenses)		
Other income	-	166,044
Loss on disposal of capitalized software costs	-	(233,608)
Interest expense	(39,414)	(83,803)
Other expense	-	(68,846)
Total other expenses, net	(39,414)	(220,213)
Income before taxes	104,926	3,892,202
State income taxes (benefit)/expenses	(64,033)	321,885
Net income	$ 168,959	$ 3,570,317

See Notes to Financial Statements

G5 Infrared, LLC

Statements of Changes in Members' Equity

For the years ended December 31, 2024 and 2023

Balance, December 31, 2022	$ 4,969,669
Net income	3,570,317
Distributions	(1,640,000)
Balance, December 31, 2023	6,899,986
Net income	168,959
Distributions	(220,000)
Balance, December 31, 2024	$ 6,848,945

See Notes to Financial Statements

G5 Infrared, LLC

Statements of Cash Flows

For the years ended December 31, 2024 and 2023

	2024	2023
Operating activities		
Net income	$ 168,959	$ 3,570,317
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	581,322	543,401
Bad debt expense (recovery)	3,806	30,544
Noncash lease expense	242,937	239,505
Loss on disposal of capitalized software costs	-	233,608
Deferred state income taxes (benefit)	(66,050)	37,000
Net change in operating assets and liabilities:		
Accounts receivable	(79,080)	(1,108,611)
Inventory	(726,984)	1,810,972
Security deposit	(23,474)	(5,751)
Prepaid expenses	(66,704)	89,350
Accounts payable	1,231,156	(1,862,274)
Accrued expenses	(851,523)	357,217
Other Current Assets	(90,574)	-
Customer deposits	106,720	(175,965)
Warranty liability	(43,854)	6,775
Deferred revenue	196,400	(67,599)
Operating lease liability	(255,873)	(244,774)
Net cash provided by operating activities	327,184	3,453,715
Investing activities		
Purchases of property and equipment	(392,532)	(547,386)
Proceeds from disposal of property and equipment	128,478	
Development of intangible assets	-	(464,092)
Net cash used in investing activities	(264,054)	(1,011,478)
Financing activities		
Proceeds from lines of credit	1,250,000	600,000
Repayments on lines of credit	(1,250,000)	(1,200,000)
Repayments of long-term debt	(169,352)	(157,770)
Distributions to members	-	(1,590,400)
Net cash (used in) financing activities	(169,352)	(2,348,170)
Net decrease in cash	(106,222)	94,067
Cash, beginning of year	715,774	621,707
Cash, end of year	$ 609,552	$ 715,774
Supplemental cash flow information		
Cash paid for interest	$ 40,588	$ 84,311
Cash paid for state income taxes	$ -	$ -
Non-cash investing and financing activities		
Accrued member distributions	$ 220,000	$ 49,600

See Notes to Financial Statements

Note 1. Summary of Significant Accounting Policies and Activities

Organization and business activity:

G5 Infrared, LLC (the "Company"), established in 2011, provides a broad range of products with special expertise in infrared applications. The Company offers complete lens elements, windows, and filters, as well as coating services on customer-furnished material substrates, in both small or prototype quantities and high-volume production. The members of the LLC are generally not personally liable for the debts, obligations, or liabilities of the Company. Their liability is typically limited to the amount of their investment in the Company. However, in certain circumstances, such as guarantees provided for the Company's debt obligations (see Note 6), members may have additional obligations.

Basis of presentation:

The accompanying financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported net earnings for the period. Actual results could differ from those estimates.

Cash:

The Company places its cash with high quality financial institutions, and at times, holds amounts more than Federal Deposit Insurance Corporations (FDIC) or other insured limits. The Company considers all highly liquid money market accounts with a maturity of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivables are recorded at the invoiced or earned amount billed to the customers and are reported net of an allowance for credit losses. Prior to adopting Accounting Standards Codification Topic 326, ***Financial Instruments – Credit Losses*** ("ASC Topic 326"), as set forth in the "Recently Adopted Accounting Pronouncements" section below, the Company applied an incurred loss estimate to calculate the allowance for doubtful accounts. Under ASC Topic 326, the Company maintains an allowance for credit losses and considers the level of past-due accounts based on the contractual terms of the receivables, historical write offs, existing economic conditions, as well as its relationships with, and the economic status of individual accounts, and reasonable and supportable forecasts to calculate the allowance for credit losses. Accounts receivables are written off when deemed uncollectible based on individual credit evaluations and specific circumstances. The estimated credit losses charged to the allowance are recorded within selling, general, and administrative expenses in the accompanying statements of operations.

Note 1. Summary of Significant Accounting Policies and Activities, Continued

Accounts receivable, continued:

Below is a summary of the changes in the Company's allowance for credit losses for the years ended December 31, 2024:

	2024	2023
Beginning balance	$ -	$ 23,100
Provision for expedited credit losses	3,806	30,544
Write-offs, net of recoveries	(3,806)	(53,644)
Ending balance	$ -	$ -

Contract liabilities:

Amounts paid by customers but not yet earned are recorded as contract liabilities (deferred revenue and/or customer deposits). These amounts are recognized as revenue as the related performance obligations are satisfied.

Inventory:

Inventories are stated at lower of cost or net realizable value. The cost of inventory is determined using the average cost method. Inventory consists of finished goods, as well as raw materials and work-in-process materials. Management estimates the inventory obsolescence reserve for items identified as slow-moving or obsolete. There was no inventory obsolescence reserve at December 31, 2024 and at December 31,2023.

Reserve for warranty claims:

The Company offers limited warranties on its cameras and optics. A reserve has been established for anticipated future warranty claims related to all past sales through year-end of the periods presented. This reserve is reflected as warranty liability in the accompanying balance sheets.

Leases:

The Company determines if an arrangement is or contains a lease at inception, which is the date that the terms of the contract are agreed to, and the date in which the agreement creates enforceable rights and obligations. A contract is or contains a lease when (i) explicitly or implicitly identified assets have been deployed in the contract and (ii) the customer obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.

The Company has made an accounting policy election to account for lease and non-lease components in its contracts as a single lease component for all asset classes. The non-lease components typically represent additional services transferred to the Company, such as common area maintenance for real estate, which are variable in nature and recorded in variable lease expense in the period incurred.

Note 1. Summary of Significant Accounting Policies and Activities, Continued

Leases, continued:

Future lease payments may include fixed-rent escalation clauses or payments that depend on an index (such as the consumer price index), which is initially measured using the index or rate at lease commencement. Subsequent changes of an index and other periodic market-rate adjustments to base rent are recorded in variable lease expense in the period incurred. Residual value guarantees or payments for terminating the lease are included in the lease payments only when it is probable they will be incurred.

The Company recognizes leases over 12 months in term on its balance sheets as a right-of-use (ROU) asset representing the right to use the underlying asset and a lease liability representing the obligation to make lease payments over the lease term. Leases are classified as either finance leases or operating leases based on criteria outlined in *ASC Topic 842, Leases*. Classification of the lease affects the pattern of expense recognition in the income statement. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease agreement. Operating leases are included in right of use lease assets – operating leases, current portion of operating lease liability, and operating lease liability, net of current portion within the accompanying balance sheets.

The Company has made an accounting policy election available under Topic 842 not to recognize ROU assets and lease liabilities for leases with a term of 12 months or less. For all other leases, ROU assets and lease liabilities are measured based on the present value of future lease payments over the lease term at the commencement date of the lease (or January 1, 2022, for existing leases upon the adoption of ASC Topic 842, *Leases*). To determine the present value of lease payments, the Company made an accounting policy election available to non-public companies to utilize a risk-free borrowing rate, which is aligned most with the lease term at the lease commencement date (or remaining term for leases existing upon the adoption of Topic 842). ROU assets recognized also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives received.

Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Useful lives are estimated at 5 years for machinery and demo/computer equipment, 3 years for computer, thin film and camera design software, 7 years for furniture and fixtures, and the shorter of useful life or remaining lease term for leasehold improvements.

Revenue recognition:

The Company recognizes revenue at an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring goods or services to its customers. The Company utilizes the following five-step process derived from ASC Topic 606, *Revenues from Contracts with Customers*:

1. Identify the contract(s) with the customer
2. Identify the performance obligation(s) in the contract
3. Determine the transaction price
4. Allocate the transaction price to performance obligations in the contract
5. Recognize revenue when (or as) the Company satisfies a performance obligation

Note 1. Summary of Significant Accounting Policies and Activities, Continued

Revenue recognition, continued:

The Company's revenue is primarily derived from sales of equipment and the coating of lenses. The revenue can be disaggregated into the categories in the following table:

	2024	2023
Sales of equipment	$ 10,692,869	$ 16,684,432
Lens coating	4,398,190	2,310,392
Total revenue	$ 15,091,058	$ 18,994,824

Contracts for sale of equipment and coating of lenses are assessed for performance obligations at contract inception. To identify the performance obligations, the Company considers all of the goods or services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices.

For the sale of equipment, the Company has determined that the work included in the contract represents a single performance obligation and represents a single service being provided in the form of product manufacturing for the customer. Satisfaction of the contract occurs when the product is transferred to the customer. The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer associated equipment and not as a separate performance obligation. For certain contracts, transfer of control does not occur until the equipment is received by the customer or upon customer acceptance.

For coating of lenses, the Company has determined that the work included in the contract represents a single performance obligation and represents a single service being provided in the form of coating the lenses for the customer. Satisfaction of the contract occurs when the coating has been completed.

For all contracts, the transaction price is determined upon establishment of the contract that contains the final terms of the agreement, including the description and price of each product purchased, payment terms and discount, if applicable. Management has determined that the Company's contracts do not contain a significant financing component. The Company generally provides limited-assurance-type warranties for standard equipment and work performed under its contracts. The warranty periods typically extend for a limited duration following transfer of control of the equipment. Historically, warranty claims have not resulted in material costs incurred. The Company does not consider these warranties to be performance obligations.

The timing of revenue recognition and the time at which a customer is invoiced may not align in certain instances. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized, a contract liability (customer deposit and/or deferred revenue) also is recorded. Closing balances as of December 31, 2024, 2023 and 2022 were as follows:

	2024	2023	2022
Accounts receivable, net of allowance	$ 2,683,283	$ 2,608,009	$ 1,529,942
Customer deposits	106,720	-	175,965
Deferred revenue	196,400	-	67,599

Note 1. Summary of Significant Accounting Policies and Activities, Continued

Income taxes:

The Company is a limited liability company that is treated as a partnership for Federal income tax purposes, whereby the owners, in this case members, are responsible for the income taxes on its profits. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements. The Company is taxed at the entity level for state income tax purposes in certain states and has recorded current and deferred taxes based on state level taxation. The Company's effective tax rate is primarily attributed to that impact of state taxes in the jurisdictions in which it operates.

Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As of December 31, 2024 and December 31, 2023, deferred income taxes are primarily provided for differences in depreciation, amortization, and accrued expenses. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized. The benefit for income taxes includes the income taxes payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

Management evaluates the Company's tax positions on a periodic basis and has concluded that the Company has taken no material uncertain tax positions that require the establishment of a liability at December 31, 2024 and 2023.

Intangible assets:

The Company accounts for the cost of software development by capitalizing qualifying costs, which are incurred during the application development stage. The Company amortizes capitalized software over the expected period of benefit, which is currently five years. Costs incurred in the preliminary and post-implementation stages are expensed as incurred. During the years ended December 31, 2024 and 2023, research and development costs amounted to $337,619 and $94,662, respectively, and are included in selling, general, and administrative expenses in the accompanying statements of operations.

Intangible assets, net are as follows at December 31:

	2024	2023
Intangible assets, gross	$ 2,131,995	$ 2,131,995
Accumulated amortization	(1,807,130)	(1,714,312)
Intangible assets, net	$ 324,865	$ 417,683

For the year ended December 31, 2024, amortization of capitalized software costs totaled $92,818 and is included in the depreciation and amortization expense in the accompanying statements of operations. There was $46,409 amortization expense related to capitalized software costs during the year ended December 31, 2023.

Note 1. Summary of Significant Accounting Policies and Activities, Continued

Intangible assets, continued:

The following is a schedule of estimated amortization expense for the following periods:

2025	$ 92,818
2026	92,818
2027	92,818
2028	46,411
Total	$ 324,865

Advertising and promotion:

Advertising costs are expensed as incurred. For the year ended December 31, 2024, there was no advertising expense. There were expenditures amounting to $9,425 related to advertising in the year ended December 31, 2023. Advertising expense has been included within selling, general, and administrative expenses in the accompanying statements of operations.

Recently adopted accounting pronouncements:

Effective January 1, 2023, the Company adopted the Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, ***Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments***, as amended, which modifies the measurement of expected credit losses. The Company adopted this new guidance utilizing the modified retrospective transition method. The adoption of this standard has not had a material impact on the accompanying financial statements.

Subsequent events:

In preparing these financial statements, the Company has evaluated events and transactions occurring between year-end and April 1, 2025, the date the financial statements were available for issuance, for potential recognition or disclosure.

Note 2. Property and Equipment

Property and equipment consisted of the following at December 31:

	2024	2023
Machinery and demo/computer and equipment	$ 3,357,176	$ 3,197,754
Leasehold improvements	374,048	307,344
Computer, thin film and camera design software	402,585	400,146
Furniture and fixtures	36,807	35,115
Total property and equipment	4,170,617	3,940,359
Less: accumulated depreciation	(2,969,252)	(2,514,545)
Property and equipment, net	$ 1,201,364	$ 1,425,814

Total depreciation expense for the years ended December 31, 2024 and 2023, amounted to $488,504 and $496,992, respectively, and is included within depreciation and amortization expenses in the accompanying statements of operations.

Note 3. Product Warranty

The Company provides warranties whose terms generally cover certain products two years from the date of shipment. Due to the uncertainty of future claims, warranty costs are estimated. The warranty liability consisted of the following at December 31:

	2024	2023
Balance - beginning of year	$ 175,553	$ 168,778
Additional reserve for products sold	88,732	115,502
Warranty claims	(88,318)	(23,449)
Expiration of warranties	(39,268)	(85,278)
Balance - end of year	$ 131,699	$ 175,553

Note 4. Lease

The Company entered into a non-cancellable lease agreement in September 2021, with a lease term of sixty-four months, to lease an operating and office facility. The lease agreement contains escalating rent provisions, at an annual rate of approximately 3%. The lease term expires in December 2026 and includes a renewal option for an additional five-year term, which must be exercised twelve months prior to the expiration of the current lease term. At December 31, 2024, management is not reasonably certain that the lease term extension clause will be exercised. The lease agreement does not contain any material restrictive covenants or residual value guarantees.

Operating lease cost is recognized on a straight-line basis over the lease term and is included within selling, general, and administrative expenses in the accompanying statements of operations. Operating lease cost totaled $256,195, and $252,040 for the years ended December 31, 2024 and 2023, respectively.

Supplemental cash flow information related to leases is as follows for the years ended December 31, 2024 and 2023:

	2024	2023
Operating cash outflows – payments on operating leases	$ 264,976	$ 207,551
Right of use assets obtained in exchange for new lease obligations	-	-

The remaining lease term of the Company's operating lease at December 31, 2024 is two years. The discount rate at December 31, 2024 is 1.37%.

Future undiscounted cash flows for the remaining life of the lease and a reconciliation to the operating lease liabilities recognized on the accompanying balance sheets are as follows as of December 31, 2024 for the year ending December 31:

2025	$ 272,913
2026	281,119
Total future minimum lease payments	554,032
Less: imputed interest	(7,288)
Total present value of operating lease liability	546,744
Less: current portion of operating lease liability	(267,395)
Total operating lease liability, net of current portion	$ 279,349

Note 5. Lines of Credit

The Company has available a revolving bank line of credit with a maximum borrowing amount of $2,000,000, due on demand, renewable annually, and secured by substantially all the Company's assets and limited guarantees of two members. The revolving line of credit has a current maturity date of June 30, 2025. Interest on outstanding balances for the revolving line of credit is calculated based upon the Bloomberg Short-Term Bank Yield Index Rate ("BSBY") rate in effect during the borrowing term plus 2.15% with a BSBY floor of 1.25%. In January 2023, the Company's revolving bank line of credit was amended to increase the maximum borrowing amount to $4,000,000. The revolving line of credit contains restrictive covenants. As of December 31, 2024 and 2023, management is not aware of any covenant violations.

As of December 31, 2024 and 2023, there was no outstanding balance under the Company's revolving line of credit.

In December 2023, the Company entered into an equipment line of credit with a maximum borrowing amount of $1,000,000 for the purposes of purchasing equipment. The Company's equipment line of credit has a maturity date of June 30, 2029, and must be renewed annually each June. Interest on outstanding balances for the Company's lines of credit is calculated based upon the BSBY rate in effect during the borrowing term plus 2.15% with a BSBY floor of 1.25%.

As of December 31, 2024 and 2023, there was no outstanding balance under the Company's equipment line of credit.

Note 6. Long-Term Debt

Long-term debt consisted of the following at December 31:

	2024	2023
3.5% note payable - bank, payable in monthly installments of $2,958, including interest, secured by specific equipment, final installment due September 2025.	$ 26,241	$ 60,177
LIBOR daily floating rate plus 2.15% note payable - bank, payable in monthly fixed principal installments of $10,417, plus interest, secured by specific equipment, final installment due April 2026.	166,667	302,083
Subtotal	192,908	362,260
Less: current portion	(151,241)	(158,936)
Long-term debt, net of current portion	$ 41,667	$ 203,324

The table below presents the Company's contractual principal payments as of December 31, 2024, under the then-outstanding long-term debt agreements for the following years:

2025	$ 151,241
2026	41,667
Total	$ 192,908

Note 7. Retirement Plan

In 2020, the Company established a safe harbor 401(k) plan covering all employees who meet certain requirements. Eligible participants may elect to defer a percentage of his/her compensation up to the limitations as determined by federal law. The Company makes a safe harbor matching contribution and may, at the discretion of the members, make a profit-sharing contribution to the Plan. For the years ended December 31, 2024 and 2023, Company contributions to the Plan amounted to $128,789 and $117,190, respectively, which has been included within selling, general, and administrative expenses in the accompanying statements of operations.

Note 8. Equity

The Company has two classes of units: Class A member units and Class B equity incentive units. Class A units hold voting rights. As of December 31, 2024, there were 1,975,000 Class A units outstanding out of 5,000,000 authorized units. No Class B incentive units have been issued as of December 31, 2024 and 2023. The Company reserves the right to repurchase outstanding units if a member exits the Company prior to a liquidation event.

In accordance with the Company's operating agreement, the Company distributes an amount of cash equal to 40% of the net taxable income attributable to each member, within 90 days following the beginning of each fiscal year. This distribution is for federal income tax purposes for the immediately preceding fiscal year and is intended to assist members in covering their individual tax liabilities of the income allocated to them by the Company. No distribution is required if prior distributions meet or exceed the required amount. For the fiscal years ending December 31, 2024 and 2023, tax distributions to members totaled $220,000 and $1,640,000, respectively.

Note 9. Income Taxes

The provision for (benefit from) income taxes consisted of the following at December 31:

	2024	2023
Current expense	$ 7,295	$ 284,885
Deferred expense (benefit)	(66,050)	37,000
Total	$ (58,755)	$ 321,885

The Company's effective tax rate is a function of the New Hampshire tax rate in which the Company is subject to tax.

The significant components of the Company's deferred tax assets and deferred tax liabilities as of December 31, 2024 and 2023 consist of depreciation, amortization, and certain expenses not deductible until paid or settled. Based upon an analysis of positive and negative evidence, the Company believes it is more likely than not that its deferred tax assets will be realized. Accordingly, no valuation allowance has been recognized as of December 31, 2024 or 2023.

The Company is not currently under an income tax examination in any jurisdiction; however, tax years 2021-2025 generally remain open for examination.

Note 10. Concentrations

For the year ended December 31, 2024, three customers accounted for 44% of the Company's revenues. For the year ended December 31, 2023, three customers accounted for 63% of the Company's revenues.

As of December 31, 2024, three customers accounted for $1,887,389 of accounts receivable, which represents 70% of accounts receivable as of December 31, 2024. As of December 31, 2023, four customers accounted for $2,087,402 of accounts receivable, which represents 80% of accounts receivable as of December 31, 2023.

For the years ended December 31, 2024 and 2023, one vendor represented 41% and 25% of the Company's purchases, respectively. Amounts due to this vendor included in accounts payable at December 31, 2024 and 2023 totaled $2,143,600 and $1,400,900, respectively.

Note 11. Subsequent Events

On February 18, 2025, Lightpath Technologies acquired all of G5 Infrared LLC's outstanding membership interest totaling $27,000,000 in cash and stock.